UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2006

POLYMER GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14330	57-1003983
(Commission File Number)	(IRS Employer Identification No.)

9335 Harris Corners Parkway, Suite 300, Charlotte, North Carolina	28269
(Address of Principal Executive Offices)	(Zip Code)

(704) 697-5100

(Registrant’s Telephone Number, Including Area Code)

4055 Faber Place Drive, Suite 201, North Charleston, South Carolina 29405

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On August 7, 2006, the Audit Committee of the Board of Directors of Polymer Group, Inc. (“PGI”) became aware of issues relating to certain transactions that occurred in the quarter ended July 1, 2006 that created uncertainty regarding the appropriate treatment for, and the economic substance of, those transactions, including whether income should be recognized in the second quarter of fiscal 2006 in connection with the transactions.  As a result, the Audit Committee began an internal investigation and has engaged special investigation counsel to assist with the investigation of the transactions and related matters.  PGI cannot predict with certainty when the investigation will be completed.

Based on current information, PGI expects that income from the transactions will not be recognized in the quarter ended July 1, 2006, believes that no accounting periods prior to the quarter ended July 1, 2006 are affected and will endeavor to file its second quarter Form 10-Q by August 15, 2006, the end of the five-day extension period granted pursuant to the Form 12b-25 filed on August 11, 2006.  However, because the investigation is preliminary and ongoing, no assurances can be given as to the outcome of these matters or when the Form 10-Q will be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC. (Registrant)

Date: August 11, 2006	By:	/s/ Willis C. Moore, III
Willis C. Moore, III
Chief Financial Officer